Exhibit 4.13.5

SOUTHWEST WATER COMPANY
2006 EQUITY INCENTIVE PLAN
SAR AGREEMENT

Unless otherwise defined, capitalized terms used herein shall have the meanings defined in the Southwest Water Company 2006 Equity Incentive Plan.

I.                                         NOTICE OF SAR GRANT

You have been granted stock appreciation rights, subject to the terms and conditions of the Plan and this SAR Agreement, as follows:

Name of Awardee:

Total Number of SARs Granted:

Exercise Price Per SAR:	$

Grant Date:

Vesting Commencement Date:

Vesting Schedule:	In accordance with the schedule set out in Part II, AGREEMENT, Section 1.

Post-Termination Exercise Period:	SARs may be exercised for ( ) months after you cease to be an Eligible Person. In no event shall SARs be exercised later than the Term/Expiration Date provided for below.

Term/Expiration Date:

II.                                     AGREEMENT

1.                                       Grant of SARS. The Company hereby grants to Awardee an award of stock appreciation rights (“SARs”). The number of SARs are set forth in the Notice of SAR Grant. The exercise price per SAR is set forth in the Notice of SAR Grant, above, (the “Exercise Price”), subject to the terms and conditions of this SAR Agreement and the Plan.

2.                                       Exercise of SARs. These SARs are exercisable in accordance with the Vesting Schedule set forth in the Notice of SAR Grant, above, this Agreement and the applicable provisions of the Plan.

3.                                       Exercise Proceeds. Subject to Paragraph 9, for each SAR exercised, the Company shall pay Awardee an amount equal to the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price of such SAR (the “SAR Payment Amount”). The SAR Payment Amount may be paid in the form of Shares within thirty (30) days following the exercise date as determined by the Committee under the Plan..

4.                                       Continuous Employment Requirement. Except as otherwise provided in the Plan or by the Committee, Awardee understands and agrees that in order to exercise the SARs granted hereby Awardee must remain in the continuous employment of the Company during the period commencing on the date of grant and ending on a date specified in Paragraph 1 on which SARs are exercised. A leave of absence from employment with the Company’s consent shall not be considered a termination of employment.

5.                                       Exercise of SARs and Delivery of Shares. Vested SARs are exercisable by delivering to the Committee a fully executed “Exercise Notice” or by any other method approved by the Committee. The exercise Notice shall provide that Awardee is electing to exercise the SARs, the number of SARs being exercised (the “Exercised SARs”), and such other representations and agreements as may be required by the Committee. The SARs shall be deemed to be exercised upon receipt by the Committee of such fully executed Exercise Notice. No Shares shall be issued pursuant to the exercise of SARs unless such issuance and exercise complies with applicable laws. Neither Awardee nor Awardee’s executor, administrator, heirs or legatees shall be or have any rights or privileges of a stockholder of the Company in respect of the shares to be issued upon the exercise of the SARs, unless and until certificates representing such shares shall have been issued and delivered.

6.                                       Termination of Employment; Exercise. If the employment of Awardee terminates for any reason other than for Cause, SARs shall expire [                               (        )] months after the date of such termination or upon the date the SAR Agreement expires under the terms hereof, whichever is earlier. During such period, SARs may be exercised in accordance with the terms hereof, but only for the number thereof which could have been exercisable under this Agreement on the date of termination of employment.

If Awardee dies or becomes subject to disability while SARs are exercisable under the terms of the Plan and this Agreement, Awardee or Awardee’s personal representative may exercise such rights to the extent Awardee could have done so immediately preceding Awardee’s death or disability.

A leave of absence from employment with the Company’s consent shall not be considered a termination of employment.

If Awardee’s employment is terminated for cause, Awardee’s SARs and all rights hereunder shall expire on the same date as Awardee’s termination of employment.

7.                                       Non-Transferability. Except as permitted by the Plan or the Committee, the rights and privileges conferred hereunder are exercisable only by Awardee during Awardee’s lifetime and shall not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of in any way (whether by operation of law or otherwise) other than by will or by the laws of descent and distribution, and shall not be subject to execution, attachment or similar process. Upon any attempt to sell, transfer, assign, pledge, hypothecate or otherwise dispose of SARs or of any right or privilege conferred hereunder contrary to the provisions hereof, said SARs and the rights and privileges conferred hereunder shall immediately terminate and thereupon become null and void.

8.                                       Withholding Taxes. Awardee agrees to make appropriate arrangements with the Committee for the satisfaction of all applicable federal, state, and local income taxes, employment tax, and any other taxes that are due as a result of the SAR exercise.

9.                                       Notices. Any notice or other communication required or which may be given hereunder, including a notice of change of address or facsimile number, shall be in writing and shall be delivered personally (including delivery by Federal Express or other commercial courier service), or sent by facsimile, or sent by certified, registered or express mail, postage prepaid, return receipt requested, and shall be deemed given when personally delivered; if sent by facsimile, when receipt is electronically acknowledged, or if delivered by mail, ten (10) days after the date of mailing, addressed as follows:

The Company:	Southwest Water Company
624 South Grand Avenue
Suite 2900
Los Angeles, CA 90017-3782
Facsimile: (213) 929-1800
Attention:

Awardee:

Facsimile:

10.                                 Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Awardee with respect to the subject matter hereof, and may not be modified adversely to Awardee’s interest except by means of a writing signed by the Company and Awardee. This Agreement is governed by the internal substantive laws but not the choice of law rules of the State of [                      ] [Awardee’s location]

11.                                 No Guarantee of Continued Service. AWARDEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SARs PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS AN ELIGIBLE PERSON AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED RIGHTS OR ACQUIRING SHARES HEREUNDER). AWARDEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN AWARDEE FOR THE VESTING PERIOD, FOR

ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH AWARDEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE AWARDEE’S RELATIONSHIP AS SUCH AT ANY TIME, WITH OR WITHOUT CAUSE.

12.                                 Successors in Interest. This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, shall be binding upon the heirs, successors and assigns of the Awardee, and, except as otherwise provided herein, shall inure to the benefit of such heirs, successors and assigns.

13.                                 Incorporation of the Plan; Governing Document. If for any reason the provisions of this Agreement are deemed or construed to be inconsistent with the terms of the Plan, the terms of the Plan, which are hereby incorporated herein by reference, shall govern. By Awardee’s signature and the signature of the company’s representative below, Awardee and the Company agree that SARs are granted under and governed by the terms and conditions of this Agreement and the Plan. Awardee has reviewed this Agreement and the Plan in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement and the Plan. Awardee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to this Agreement and the Plan.

14.                                 Related Documents. Awardee further agrees that the Company may deliver by email all documents relating to the Plan or this Agreement (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all others documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements). Awardee also agrees that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SOUTHWEST WATER COMPANY

By:
Name:
Its:

By:
Name:
Its:

AWARDEE:

[Signature]

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[Name]